UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2009

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	0-23064	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 19, 2009, Southwest Bancorp, Inc. (NASDAQ Global Select Market--OKSB, OKSBP) announced that its subsidiary, Bank of Kansas, had entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation ("FDIC") to acquire deposits, loans, and other liabilities and assets of First National Bank of Anthony, Anthony Kansas ("FNBA") in an FDIC-assisted transaction. All six branches of FNBA have reopened as offices of Bank of Kansas.

Southwest and Bank of Kansas are in the process of obtaining valuations of the assets and liabilities acquired in the FNBA transaction, which are needed to properly record the transaction in our second quarter 2009 financial statements. This process is not expected to be complete until late July or early August. Accordingly, Southwest’s earnings release for the second quarter of 2009 will be issued at a later date than is customary.

Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. At March 31, 2009, Southwest had consolidated assets of $2.9 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

July 15, 2009	By:	Kerby E. Crowell

Name: Kerby E. Crowell
Title: Executive Vice President and CFO